UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

AMN Healthcare Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16753	06-1500476
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 15, 2010, AMN Healthcare Services, Inc. (the “Company”) held a Special Meeting of Stockholders to conduct a vote on two matters: (1) to approve the optional and mandatory conversion provisions of the Series A Conditional Convertible Preferred Stock (the “Preferred Stock”) and the right of the holders of the shares of the Preferred Stock to vote on all matters with holders of shares of our Common Stock on as as-converted basis (the “Preferred Stock Proposal”); and (2) to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”). Both matters are described in more detail in the definitive Proxy Statement for the Special Meeting of Stockholders, filed on November 18, 2010.

Our stockholders approved both proposals. Although the Adjournment Proposal was approved by the stockholders, the Special Meeting was not adjourned because there were sufficient votes at the time of the Special Meeting to approve the Preferred Stock. The results of the voting were as follows:

	Votes For	Votes Against	Abstained
Preferred Stock Proposal	27,369,984	2,994,207	14,357
Adjournment Proposal	25,859,574	4,512,240	6,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: December 17, 2010	By:	/S/ SUSAN R. SALKA
Susan R. Salka
President & Chief Executive Officer